UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2026

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 W 57th St, #33B New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-4042

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 29, 2026, DarioHealth Corp. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). The final voting results of the 2026 Annual Meeting are set forth below. Stockholders voted on the following proposals:

Proposal No. 1 — Election of Directors.

The stockholders elected the following directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal. The votes were as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
Hila Karah	4,098,021	82,234	2,607	797,471

Dennis Matheis	4,149,931	30,353	2,576	797,473

Dennis M. McGrath	4,080,055	100,230	2,576	797,472

Erez Raphael	4,165,108	15,328	2,426	797,471

Yoav Shaked	4,096,086	84,167	2,609	797,471

Lawrence Leisure	4,166,444	13,841	2,576	797,472

Adam K. Stern	4,159,811	20,470	2,579	797,473

Proposal No. 2 — Ratification of Auditors.

The stockholders ratified the appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. The votes were as follows:

For	Against	Abstain
4,952,777	17,242	10,314

Proposal No. 3 — Approve the Ratification of the Conversion of Preferred Shares.

The stockholders voted to ratify, for purposes of Nasdaq Listing Rule 5635(d): (i) the conversion of 25,605 shares of the Company’s Series D, D-1, D-2 and D-3 Preferred Stock into an aggregate of 1,697,843 shares of common stock, $0.0001 par value per share (the “Common Stock”), which were issued pursuant to private placement transactions that closed on December 18, 2024 and January 14, 2025 (the “Private Placement”); (ii) the issuance of up to 679,137 shares of Common Stock issuable as dividends to the shares of the Company’s Series D, D-1, D-2 and D-3 Preferred Stock; and (iii) to approve the issuance of up to 208,754 shares of Common Stock issuable as share consideration provided under the lock up agreements executed between the Company and certain purchasers in the Private Placement that are holders of the Company’s various Series B Preferred Stock and various Series C Preferred Stock, pursuant to which the Company agreed to issue additional shares of Common Stock underlying the Series B Preferred Stock and the Series C Preferred Stock held by such purchaser, including dividend shares of Common Stock due upon conversion of these shares into shares of Common Stock. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
4,160,615	18,127	4,119	797,472

Proposal No. 4 — Twill Shares Issuance Proposal.

The stockholders voted to ratify, for purposes of Nasdaq Listing Rules 5635(a) and 5635(d), the issuance of shares of Common Stock upon the exercise of certain pre-funded warrants, warrants and restricted stock units issued in connection with the Company’s acquisition of Twill Inc. pursuant to that certain Agreement and Plan of Merger, dated February 15, 2024, among the Company, Twill, Inc. and the other parties thereto. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
4,128,765	50,012	4,084	797,472

Proposal No. 5 — Increase in Equity Incentive Plan Authorized Shares Proposal.

The stockholders voted to amend and restate the Company’s  Amended and Restated 2020 Equity Incentive Plan, as amended  (the “2020 Equity Incentive Plan”), to increase the number of shares authorized for issuance under the 2020 Equity Incentive Plan by 500,000 shares. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
3,973,445	187,144	22,272	797,472

Proposal No. 6 — Non-Binding Advisory Resolution Proposal.

The stockholders voted to approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers as described in the accompanying proxy statement. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
4,070,845	107,691	4,325	797,472

Proposal No. 7 — Charter Amendment Proposal.

The stockholders voted to amend and restate the Company’s Certificate of Incorporation granting the Company’s board of directors the right to amend the Company’s bylaws. The votes were as follows:

For	Against	Abstain
4,903,748	69,686	6,899

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2026	DARIOHEALTH CORP.

	By:	/s/ Chen Franco-Yehuda
Name: Chen Franco-Yehuda
Title: Chief Financial Officer, Treasurer and Secretary